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                                                                   EXHIBIT 17(a)

                               RULE 24f-2 NOTICE

                                     FOR

                         FORTIS INCOME PORTFOLIOS, INC.

                                   811-2341

                            FOR FISCAL YEAR ENDED
                                JULY 31, 1995

Shares registered under the Securities
Act of 1933, other than shares registered
pursuant to this section, which remained
unsold at the beginning of the above
fiscal year.                                                   0
                                                  --------------

Number of shares registered during the
above fiscal year other than pursuant
to this rule.                                                  0
                                                  --------------

Net shares sold during the above fiscal year.         (8,163,753)
                                                  --------------

Shares registered under the Securities
Act of 1933, other than shares registered
pursuant to this section, which remained
unsold at the end of the above fiscal year.                    0
                                                  --------------

Net aggregate amount sold during the above
year in reliance upon registration
pursuant to this rule                               $(72,036,021)
                                                  --------------

Dated: September 24, 1995

/s/ Tamara L. Fagely
----------------------------
Tamara L. Fagely
Treasurer

Amount sold              Sales Proceeds               65,642,052
Amount redeemed          Redeemed Value              137,678,073
New amount sold          Redeemed Value Used         (72,036,021)
        x

Fee                                                       - 0 -